Exhibit 99.1

Milestone Pharmaceuticals Announces Proposed Public Offering of Common Shares and Pre-Funded Warrants

MONTREAL, QC and CHARLOTTE, N.C., February 28, 2023 /PRNewswire/ -- Milestone® Pharmaceuticals Inc. (“Milestone”) (Nasdaq: MIST), a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines, today announced that it has commenced an underwritten public offering (the “Offering”) of its common shares (the “Shares,”), and, in lieu of common shares to certain investors that so choose, pre-funded warrants to purchase common shares (“Pre-Funded Warrants” and, together with the Shares, the “Securities”). In addition, Milestone expects to grant the underwriters a 30-day option to purchase a number of additional common shares equal to 15% of the Securities offered in the Offering. All Securities to be sold in the Offering will be sold by the Company. The Offering is subject to market and other conditions and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering.

Milestone intends to use the net proceeds from the Offering to continue the development of etripamil in its lead indication of paroxysmal supraventricular tachycardia (PSVT) and its subsequent indication of atrial fibrillation with rapid ventricular rate (AFib-RVR), as well as for working capital and other general corporate purposes.

Piper Sandler & Co. is acting as sole bookrunning manager for the Offering.

The Securities are being offered by Milestone pursuant to a shelf registration statement on Form S-3 (333-261049), including a base prospectus, that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 2, 2022. The Offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement related to the Offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. A copy of the preliminary prospectus supplement and the accompanying prospectus relating to the Offering may be obtained, when available, from: Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any Securities, nor shall there be any sale of these Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Milestone Pharmaceuticals

Milestone Pharmaceuticals Inc. (Nasdaq: MIST) is a biopharmaceutical company developing and commercializing innovative cardiovascular medicines to benefit people living with certain heart conditions. Milestone recently submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for etripamil for treatment of an abnormal heart rhythm, paroxysmal supraventricular tachycardia or PSVT.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "continue," "could," "demonstrate," "designed," "develop," "estimate," "expect," "may," "pending," "plan," "potential," "progress," "will" and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Milestone's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding the consummation of the Offering; the timing and size of the Offering; the grant to the underwriters of the option to purchase additional common shares; the Milestone’s intended use of proceeds from the Offering, if any. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether Milestone’s future interactions with the FDA will have satisfactory outcomes; whether and when, if at all, Milestone’s NDA for etripamil will be accepted for review and, if accepted for review, approved by the FDA; whether the FDA will require additional trials or data which may significantly delay and put at risk Milestone’s efforts to obtain approval and may not be successful; the risks inherent in biopharmaceutical product development and clinical trials, including the lengthy and uncertain regulatory approval process; uncertainties related to the timing of initiation, enrollment, completion, evaluation and results of Milestone’s clinical trials; risks and uncertainty related to the complexity inherent in cleaning, verifying and analyzing trial data; and whether the clinical trials will validate the safety and efficacy of etripamil for PSVT or other indications, among others, general economic, political, and market conditions, including deteriorating market conditions due to investor concerns regarding inflation and Russian hostilities in Ukraine and overall fluctuations in the financial markets in the United States and abroad, risks related to pandemics and public health emergencies, and risks related the sufficiency of Milestone's capital resources and its ability to raise additional capital in the current economic climate. These and other risks are set forth in Milestone's filings with the U.S. Securities and Exchange Commission, including in the preliminary prospectus related to the Offering, annual report on Form 10-K for the year ended December 31, 2022 and quarterly report on Form 10-K for the quarterly period ended September 30, 2023, under the caption "Risk Factors," as such discussion may be updated from time to time by subsequent filings, we may make with the U.S. Securities and Exchange Commission. Milestone cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Milestone assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contact

Kim Fox, Vice President, Communications

kfox@milestonepharma.com

704-803-9295